As filed with the Securities and Exchange Commission on May 8, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sana Biotechnology, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	83-1381173
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

188 East Blaine Street, Suite 400 Seattle, Washington 98102	98102
(Address of Principal Executive Offices)	(Zip Code)

2021 Incentive Award Plan

2021 Employee Stock Purchase Plan

(Full Title of the Plan)

Bernard J. Cassidy

Executive Vice President, General Counsel, & Corporate Secretary

Sana Biotechnology, Inc.

188 East Blaine Street, Suite 400

Seattle, Washington 98102

(206) 701-7914

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

B. Shayne Kennedy

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Sana Biotechnology, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) for the purpose of registering an additional 9,551,666 shares of common stock under the Registrant’s 2021 Incentive Award Plan, as amended (the “2021 Plan”), and an additional 1,910,333 shares of common stock under the Registrant’s 2021 Employee Stock Purchase Plan, as amended (the “ESPP”), for which registration statements of the Registrant on Form S-8 (File Nos. 333-252862 and 333-264846) are effective (the “Prior Registration Statements”), pursuant to the provisions of the 2021 Plan and the ESPP that provide for automatic annual increases in the number of shares of common stock reserved for issuance thereunder. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with Section E of the General Instructions to Form S-8 regarding Registration of Additional Securities. Pursuant to Section E of the General Instructions to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by it with the SEC:

(a)	the Registrant’s Annual Report on Form 10-K (File No. 001-39941) for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023;

(b)	the Registrant’s Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on April 28, 2023;

(c)	the Registrant’s Quarterly Report on Form 10-Q (File No. 001-39941) for the fiscal quarter ended March 31, 2023, filed with the SEC on May 8, 2023;

(d)	the Registrant’s Current Reports on Form 8-K (File No. 001-39941) filed with the SEC on January 26, 2023, January 26, 2023, April 10, 2023, and April 28, 2023; and

(e)

the description of the Registrant’s common stock contained in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 24, 2021, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such Form 8-K that relate to such items) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed below and are incorporated herein by reference.

EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Form of Common Stock Certificate.	S-1/A	333-252061	4.2	January 28, 2021

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1(a)#	2021 Incentive Award Plan.	S-1/A	333-252061	10.4(a)	January 28, 2021

99.1(b)#	First Amendment to 2021 Incentive Award Plan, dated as of December 8, 2021.	10-K	001-39941	10.4(b)	March 16, 2022

99.1(c)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2021 Incentive Award Plan.	S-1/A	333-252061	10.4(b)	January 28, 2021

99.1(d)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2021 Incentive Award Plan.	10-K	001-39941	10.4(d)	March 16, 2022

99.1(e)#	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2021 Incentive Award Plan.	S-1/A	333-252061	10.4(c)	January 28, 2021

99.1(f)#	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2021 Incentive Award Plan.	S-1/A	333-252061	10.4(d)	January 28, 2021

99.2(a)#	2021 Employee Stock Purchase Plan.	S-1/A	333-252061	10.5	January 28, 2021

99.2(b)#	Amendment No. 1 to the 2021 Employee Stock Purchase Plan, dated as of October 27, 2022.	10-Q	001-39941	10.11	November 2, 2022

107.1	Filing Fee Table.

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 8th day of May, 2023.

SANA BIOTECHNOLOGY, INC.

By:	/s/ Steven D. Harr, M.D.
Steven D. Harr, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven D. Harr, M.D., Nathan Hardy, and Bernard J. Cassidy, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Steven D. Harr, M.D. Steven D. Harr, M.D.	President, Chief Executive Officer, and Director (Principal Executive Officer)	May 8, 2023

/s/ Nathan Hardy Nathan Hardy	Chief Financial Officer (Principal Financial and Accounting Officer)	May 8, 2023

/s/ Hans E. Bishop Hans E. Bishop	Chairman of the Board	May 8, 2023

/s/ Joshua H. Bilenker, M.D. Joshua H. Bilenker, M.D.	Director	May 8, 2023

/s/ Douglas Cole, M.D. Douglas Cole, M.D.	Director	May 8, 2023

/s/ Richard Mulligan, Ph.D. Richard Mulligan, Ph.D.	Director	May 8, 2023

/s/ Robert Nelsen Robert Nelsen	Director	May 8, 2023

/s/ Alise S. Reicin, M.D. Alise S. Reicin, M.D.	Director	May 8, 2023

/s/ Michelle Seitz, CFA Michelle Seitz	Director	May 8, 2023

/s/ Mary Agnes (Maggie) Wilderotter Mary Agnes (Maggie) Wilderotter	Director	May 8, 2023

/s/ Patrick Y. Yang, Ph.D.	Director	May 8, 2023
Patrick Y. Yang, Ph.D.